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                               ACTIVE VOICE CORPORATION


                                1998 STOCK OPTION PLAN


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                                  TABLE OF CONTENTS
                                                                            PAGE

ARTICLE 1 PURPOSE AND EFFECTIVENESS. . . . . . . . . . . . . . . . . . . .   1
     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 3 ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.1  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     3.2  Appointment of Committee . . . . . . . . . . . . . . . . . . . .   4
     3.3  Powers; Regulations. . . . . . . . . . . . . . . . . . . . . . .   4
     3.4  Exercise of Authority. . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 4 SHARES SUBJECT TO THE PLAN . . . . . . . . . . . . . . . . . . .   5
     4.1  Number of Shares . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.2  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 5 ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 6 STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.1  Grant of Options . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.2  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.3  Term of Options. . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.4  Option Agreement . . . . . . . . . . . . . . . . . . . . . . . .   6
     6.5  Exercise of Options. . . . . . . . . . . . . . . . . . . . . . .   6
     6.6  Legends. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     6.7  Nontransferability . . . . . . . . . . . . . . . . . . . . . . .   7
     6.8  Authority of Executive Officers to Grant Options . . . . . . . .   7

ARTICLE 7 GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .   7
     7.1  Termination of Service . . . . . . . . . . . . . . . . . . . . .   8
     7.2  Certain Events . . . . . . . . . . . . . . . . . . . . . . . . .   8
     7.3  Right to Terminate Service . . . . . . . . . . . . . . . . . . .   9
     7.4  Nonalienation of Benefits. . . . . . . . . . . . . . . . . . . .  10
     7.5  Termination and Amendment. . . . . . . . . . . . . . . . . . . .  10
     7.6  Government and Other Regulations . . . . . . . . . . . . . . . .  10
     7.7  Withholding. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     7.8  Plan Not Exclusive . . . . . . . . . . . . . . . . . . . . . . .  11
     7.9  Exclusion from Pension and Profit-Sharing Computation. . . . . .  11
     7.10 No Shareholder Rights. . . . . . . . . . . . . . . . . . . . . .  11
     7.11 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     7.12 Company's Rights . . . . . . . . . . . . . . . . . . . . . . . .  11

                               ACTIVE VOICE CORPORATION

                                1998 STOCK OPTION PLAN


                                      ARTICLE 1

                              PURPOSE AND EFFECTIVENESS

     1.1 PURPOSE. The purpose of the 1998 Stock Option Plan (the "Plan") is to provide a method by which selected individuals performing services for Active Voice Corporation, a Washington corporation (the "Company"), or any of its Affiliates, may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its Affiliates.

     1.2  EFFECTIVE DATE.  The Plan shall be effective as of January 22, 1998.


                                      ARTICLE 2

                                     DEFINITIONS

     Capitalized terms in the Plan shall have the following meanings (whether used in the singular or plural):

     "Affiliate" of the Company means any corporation, partnership or other entity which, through one or more intermediaries, directly or indirectly controls, is controlled by, or is under common control with the Company.

     "Applicable Percentage" means, at any time, the quotient (expressed as a percentage) calculated by dividing (a) the sum of --

          (i) the aggregate number of shares of Common Stock issuable upon exercise of all Options that at that time are outstanding under this Plan, and

          (ii) the aggregate number of shares of Common Stock issuable upon exercise of all options or other rights that at that time are outstanding or available for grant under any other plan or arrangement of the Company or its Affiliates (other than a plan that meets the requirements of an employee stock purchase plan under Section 423(b) of the Code) providing for the issuance of options or other rights to acquire Common Stock to persons who are performing or have performed Service for the Company or any of its Affiliates --

by (b) the aggregate number of shares of Common Stock outstanding at that time.

     "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

          (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity of the Company (or if, pursuant to the transaction, shares of Common Stock are changed or converted into

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     or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity);

          (b)  any liquidation or dissolution of the Company; and

          (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

     "Board" means the Board of Directors of the Company.

     "Cause" means, in connection with the termination of the Service of a Holder (a) repeated failures to carry out directions of the Board or the Holder's supervisors with regard to material matters reasonably consistent with the Holder's duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony; (c) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates; and (d) any act or omission in willful disregard of the interests of the Company or any of its Affiliates that substantially impairs the goodwill, business or reputation of the Company or any of its Affiliates, including but not limited to any violation of any proprietary rights or confidentiality agreement between the Company and the Holder.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

     "Committee" is defined in Section 3.1.

     "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

     "Common Stock" means the Common Stock, no par value, of the Company.

     "Company" is defined in Section 1.1.

     "Continuing Option" is defined in Section 7.2(b)(v).

     "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least twenty-five percent (25%) of the combined Common Equity of the Company.

     "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     "Eligible Person" is defined in Article 5.

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     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

     "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee determines to be appropriate.

     "Good Reason" means, with respect to a Holder, the occurrence in connection with an Approved Transaction, without the Holder's express written consent, of one of the following events or conditions:

               (a) A material reduction in the level of the Holder's responsibilities in comparison to the level thereof at the time of the Approved Transaction;

               (b) The assignment to the Holder of a job title that is not of comparable prestige and status as the Holder's job title at the time of the Approved Transaction;

               (c) The assignment to the Holder of any duties inconsistent with the Holder's position at the time of the Approved Transaction, other than pursuant to the Holder's promotion;

               (d)  A material reduction in the Holder's salary level;

               (e) A material reduction in the overall level of employee benefits or perquisites available to the Holder at the time of the Approved Transaction, or the Holder's right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

               (f) Requiring the Holder to be based anywhere more than fifty (50) miles from the business location to which the Holder normally reported for work at the time of the Approved Transaction, other than for required business travel not significantly greater than the Holder's business travel obligations at the time of the Approved Transaction; or

               (g) Any of the foregoing events and conditions occurring prior to the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

     "Holder" means an Eligible Person who has received an Option or, if rights under the Option continue following the death of the Eligible Person or are transferred in a manner permitted by Section 6.7, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

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     "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

     "Option Agreement" is defined in Section 6.4.

     "Plan" is defined in Section 1.1.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

     "Service" means the performance of services on a periodic basis for the Company or any of its Affiliates in the capacity of an employee, a nonemployee member of a board of directors or other governing body, or an independent consultant or advisor.

     "Transaction Date" is defined in Section 7.2(b)(i).

     "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.


                                       ARTICLE 3

                                    ADMINISTRATION

     3.1 COMMITTEE. The Plan shall be administered by the Board unless the Board appoints a separate committee of the Board to administer the Plan pursuant to Section 3.2 (the Board, or such committee, if it is administering the Plan, will be referred to as the "Committee"). The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held.

     3.2 APPOINTMENT OF COMMITTEE. The Board may appoint a committee consisting of two or more of its members to administer the Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer the Plan.

     3.3 POWERS; REGULATIONS. The Committee shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the Option Agreements; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Committee is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after promulgation thereof). Without limiting the authority of the Committee to interpret the provisions of the Plan, the Committee shall have the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Committee determines that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.

     3.4 EXERCISE OF AUTHORITY. Each action and determination made or taken by the Committee, including but not limited to any interpretation of the Plan and the Option Agreements, shall be final, conclusive and binding for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by the member or the Committee in good faith.


                                      ARTICLE 4

                              SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock for which Options may be granted during the term of the Plan shall be six hundred thousand (600,000). Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

     4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event that is not an Approved Transaction or Control Purchase affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it determines to be equitable and appropriate, adjust any or all of (a) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised; (b) the purchase price for the shares (or other securities or property) under outstanding Options; and (c) the number of shares of Common Stock (or number and kind of other securities or property) for which Options may thereafter be granted. In connection with any adjustment made pursuant to this Section 4.2, the Committee may, if deemed equitable and appropriate, provide for a cash payment to be made to the Holder of an Option, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.


                                      ARTICLE 5

                                     ELIGIBILITY

     The persons eligible to participate in the Plan and to receive Options ("Eligible Persons") shall be persons, other than officers and directors of the Company, performing Service for the Company or any of its Affiliates.

                                      ARTICLE 6

                                    STOCK OPTIONS

     6.1  GRANT OF OPTIONS.  The Committee shall from time to time determine
(a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; and (c) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that (i) the Committee shall not grant an Option if, following the grant of the Option, the Applicable Percentage would exceed twenty-two percent (22%), and (ii) all determinations by the Committee under this Section 6.1 shall be subject to the express limitations of the Plan. The Company intends that none of the Options shall be an incentive stock option within the meaning of Section 422 of the Code.

     6.2 PURCHASE PRICE. The price at which shares of Common Stock may be purchased upon exercise of an Option may be more than, less than or equal to the Fair Market Value of the shares on the date the Option is granted.

     6.3 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to termination of Options upon or following death, Disability or other termination of Service, the Committee shall determine the term of each Option.

     6.4 OPTION AGREEMENT. Each Option shall be evidenced by an agreement (the "Option Agreement") containing the terms and conditions of the Option as determined by the Committee. Each grantee of an Option shall be notified reasonably promptly of the grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Committee approves the grant, and the Committee may terminate the grant if the Option Agreement is not signed by the grantee and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Option Agreement may contain (but shall not be required to contain) such terms and conditions as the Committee determines to be necessary or appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company. An Option Agreement may be amended from time to time pursuant to Section 7.5(c).

     6.5  EXERCISE OF OPTIONS.

          (a) TIME EXERCISABLE. An Option shall become and remain exercisable to the extent provided in its Option Agreement and in the Plan. If an Option is scheduled to become exercisable on one or more dates specified in its Option Agreement, and its Holder has a leave of absence without pay, such date or dates shall be postponed for a period equal to the duration of the leave unless the Committee determines otherwise.

          (b) MANNER OF EXERCISE. An Option shall be exercised by written notice to the Company in compliance with the terms and conditions of its Option Agreement and such procedures for exercise of Options as the Committee may adopt from time to time. The method or methods of payment of the purchase price of the shares to be purchased upon exercise of the Option and of any amounts required by Section 7.7 shall be determined by the Committee and set forth in the Option Agreement for the Option. Such method or methods may consist of (i) check for United States funds, (ii) whole shares of Common Stock already owned by the Holder, (iii) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (iv) any combination of the foregoing methods of payment, or (v) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The Committee may specify a minimum number of shares of Common Stock for which an Option must be exercised, but such minimum shall not prevent exercise of an Option for the full number of shares for which it is exercisable.

          (c) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the amounts payable upon exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued at their Fair Market Value on the exercise date of the Option.

          (d) ISSUANCE OF SHARES. The Company shall issue the shares of Common Stock purchased under an Option as soon as practicable after the Option has been duly exercised; PROVIDED, HOWEVER, that no fractional shares shall be issuable under the Plan, and any fractional shares that would otherwise be issuable shall be disregarded.

     6.6 LEGENDS. Each certificate representing shares of Common Stock issued upon exercise of an Option shall contain any legends that the Committee determines to be necessary or appropriate. The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

     6.7 NONTRANSFERABILITY. Unless the Committee determines otherwise at the time an Option is granted (or at any later time when the Committee, by written notice to the Holder, releases in whole or in part the restrictions under this
Section 6.7), an Option shall not be transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative).

     6.8 AUTHORITY OF EXECUTIVE OFFICERS TO GRANT OPTIONS. Either the Chief Executive Officer of the Company, acting alone, or the Chief Operating Officer and Chief Financial Officer of the Company, acting jointly, shall have the authority to determine from time to time (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; and (c) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that (i) the authority delegated to such officer or officers under this Section 6.8 shall not exceed that of the Committee under the foregoing provisions of this Article 6 and shall be subject to any limitations, in addition to those specified in this Section 6.8, as may be specified by the Board from time to time; (ii) the purchase price of each share of Common Stock under an Option granted under this Section 6.8 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iii) such officer or officers shall promptly provide a report to the Committee of each person to whom an Option has been granted under this Section 6.8 and the material terms and conditions of the Option.


                                      ARTICLE 7

                                  GENERAL PROVISIONS

     The provisions of this Article 7 shall apply to all Options, except to the extent that one or more Option Agreements expressly provide otherwise.

     7.1  TERMINATION OF SERVICE.

          (a) GENERAL. If a Holder's Service terminates without Cause prior to the full exercise of an Option, then the Option shall thereafter be exercisable, to the extent the Holder was entitled to exercise the Option on the date of such termination, for a period of thirty (30) days following such termination (but not later than the end of the term of the Option); PROVIDED, HOWEVER, that, if the Holder's Service terminates by reason of death or Disability, the Option shall be exercisable for a period of one (1) year following such termination (but not later than the end of the term of the Option). At the end of such period, the Option shall terminate.

          (b) TERMINATION FOR CAUSE. If a Holder's Service is terminated for Cause, then all Options held by the Holder shall immediately terminate. Following termination of a Holder's Service, if the Holder engages in any act that would have constituted Cause if the Holder had remained in the Service of the Company or any of its Affiliates, then the Company shall be entitled to terminate any Options held by the Holder.

          (c) MISCELLANEOUS. The Committee may determine whether a leave of absence of a Holder constitutes a termination of the Holder's Service; PROVIDED, HOWEVER, that neither (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, nor (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to Service with the Company or the Affiliate is guaranteed either by statute or by contract, shall be deemed a termination of the Holder's Service. An Option shall not be affected by any change in the Holder's Service so long as the Holder continues to be in the Service of the Company or any of its Affiliates. If a Holder is in the Service of an Affiliate of the Company that ceases to be an Affiliate, such event shall, for purposes of any Option held by the Holder, be deemed to constitute a termination of the Holder's Service for a reason other than death or Disability.

     7.2  CERTAIN EVENTS.

          (a) CONTROL PURCHASE. Effective upon a Control Purchase, if the Holder of an Option is in the Service of the Company or any of its Affiliates at that time, the Option shall become exercisable for all of the shares under the Option.

          (b) APPROVED TRANSACTION. The following provisions shall apply if an Approved Transaction occurs:

               (i) The Company shall provide each Holder with notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof (the date on which the Approved Transaction is consummated will be referred to as the "Transaction Date").

               (ii) Effective immediately prior to the Transaction Date, if the Holder of an Option is in the Service of the Company or any of its Affiliates on the Transaction Date, the Option shall become exercisable for the number of shares for which it would have been exercisable if the Holder had remained in Service until --

                    (A) the first (1st) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for less than two (2) years; or

                    (B) the second (2nd) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for at least two (2) years but less than three (3) years;

and the Option shall become exercisable for all of the shares under the Option if the Holder on the Transaction Date has been in Service for at least three (3) years.

               (iii) Following notice of the Approved Transaction, any exercise of an Option may be contingent upon consummation of the Approved Transaction, if so elected by the Holder in the notice of exercise, and shall be contingent upon such consummation with respect to any portion of the Option that will only become exercisable immediately prior to the Transaction Date.

               (iv) Upon consummation of the Approved Transaction, all Options shall terminate.

               (v) Section 7.2(b)(ii) through Section 7.2(b)(iv) shall not apply to an Option, if the Committee determines that the Company or another party to the Approved Transaction has made equitable and appropriate provision for continuation of the Option, or for replacement of the Option with a new award on terms which are, as nearly as practicable, the financial equivalent of the Option, taking into account the consideration that holders of Common Stock will receive in the Approved Transaction (any Option so continued or replaced shall be referred to as a "Continuing Option"). An equitable and appropriate replacement of an Option shall include, but not be limited to, the making of a cash payment to the Holder, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.

          (c) TERMINATION AFTER CERTAIN APPROVED TRANSACTIONS. If there are one or more Continuing Options following an Approved Transaction and the Service of the Holder of a Continuing Option is terminated without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period, then (i) all Continuing Options held by the Holder shall become exercisable for all of the shares thereunder; (ii) all restrictions under the Plan or any Option Agreement with respect to Common Stock issued pursuant to exercise of any such Continuing Option (other than restrictions on transfer under applicable securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of the Company and restrictions on certificates for the Common Stock (other than restrictions on certificates designed to promote compliance with applicable securities laws) shall automatically terminate; and (iii) each such Continuing Option shall remain exercisable until a period of eighteen (18) months has elapsed following the Transaction Date or until the date on which the Continuing Option would have terminated if the Service of the Holder had not terminated, whichever occurs first.

     7.3 RIGHT TO TERMINATE SERVICE. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Committee with respect thereto, shall confer on any Holder any right to continue in the Service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms and conditions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without Cause, the Service of the Holder.

     7.4  NONALIENATION OF BENEFITS.  Except as permitted pursuant to
Section 6.7, no right or benefit under the Plan or any Option shall be
(a) subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void); or (b) liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

     7.5  TERMINATION AND AMENDMENT.

          (a) TERMINATION. The Plan shall terminate on January 22, 2008; PROVIDED, HOWEVER, that the Board or the Committee may terminate the Plan at any earlier time. No Options may be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

          (b) AMENDMENT OF PLAN. The Board or the Committee may from time to time amend the Plan, whether before of after termination of the Plan, in such respects as it shall deem advisable; PROVIDED, HOWEVER, that any such amendment shall comply with all applicable laws and stock exchange listing requirements. No amendment of the Plan may adversely affect the rights of the Holder of an Option in any material way unless the Holder consents thereto.

          (c) AMENDMENT OF OPTIONS. The Committee may amend the Option Agreement for an Option in such respects as it shall deem advisable, including but not limited to any amendment that would accelerate the time or times at which the Option may be exercised or extend the scheduled termination date of the Option; PROVIDED, HOWEVER, that (i) no amendment may adversely affect the rights of the Holder of the Option in any material way unless the Holder consents thereto, and (ii) the Option Agreement, as amended, shall satisfy all of the requirements of the Plan at the time of the amendment. Nothing in this
Section 7.5 shall prevent the Committee from adopting, amending or rescinding rules, regulations and procedures pursuant to Section 3.3.

     7.6 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options and the issuance of Common Stock upon the exercise thereof shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The Company shall have no obligation to register shares of Common Stock issuable upon exercise of Options under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

     7.7 WITHHOLDING. By accepting an Option, the Holder shall be deemed to have agreed to pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option.

     7.8 PLAN NOT EXCLUSIVE. Neither the adoption of the Plan by the Board nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     7.9 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By accepting an Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

     7.10 NO SHAREHOLDER RIGHTS. No Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock under an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and the Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is prior to the date of such issuance.

     7.11 GOVERNING LAW. The Plan and all Options shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

     7.12 COMPANY'S RIGHTS. The grant of Options shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of [DATE OF GRANT], by ACTIVE VOICE CORPORATION, a Washington corporation (the "Company"), and [NAME OF HOLDER] (the "Holder").

                                   R E C I T A L S

     A. The Company has adopted the Active Voice Corporation 1998 Stock Option Plan (the "Plan"). Capitalized terms that are used but not defined in this Agreement will have the meanings given those terms in the Plan.

     B.   The Holder has been designated to receive an option under the Plan.

     NOW, THEREFORE, the Company and the Holder agree as follows:

     1.   GRANT OF THE OPTION.  The Company grants to the Holder an option (the
"Option") to acquire from the Company [NUMBER OF SHARES (     )] shares of
Common Stock at the price of [PURCHASE PRICE] per share (the "Purchase Price"). The Option is subject to all of the provisions of the Plan and this Agreement.

     2. TERM OF THE OPTION. Unless earlier terminated pursuant to the Plan, the Option will terminate on the earliest to occur of the following: (a) the date of termination of the Holder's Service for any reason other than death or Disability; (b) the expiration of six (6) months following the date of termination of the Holder's Service by reason of death or Disability; and (c) [OPTION TERMINATION DATE].

     3. EXERCISABILITY. The Option will become exercisable in accordance with the following schedule:


                                               CUMULATIVE NUMBER
                                              OF SHARES FOR WHICH
                      DATE                   OPTION IS EXERCISABLE

                    __/__/__                           [20%]
                    __/__/__                           [40%]
                    __/__/__                           [60%]
                    __/__/__                           [80%]
                    __/__/__                           [100%]

If the Holder's Service terminates by reason of death or Disability, then the Option shall become exercisable for all of the shares under the Option.

     4. OTHER LIMITATIONS ON THE OPTION. The Option is subject to all of the provisions of the Plan, including but not limited to Section 4.2 (which permits adjustments to the Option upon the occurrence of certain corporate events such as stock dividends, stock splits, reclassifications, recapitalizations, reorganizations, split-ups, spin-offs, combinations, exchanges of shares, and rights offerings) and Section 7.2 (which will apply if an Approved Transaction or Control Purchase occurs).

     5. EXERCISE OF THE OPTION. In order to exercise the Option, the Holder must do the following:

          (a) deliver to the Company a written notice, in substantially the form of the attached Exhibit A, specifying the number of shares of Common Stock for which the Option is being exercised;

          (b)  surrender this Agreement to the Company;

          (c) tender payment in cash or by check of the aggregate Purchase Price for the shares for which the Option is being exercised;

          (d) pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option; and

          (e) execute and deliver to the Company any other documents required from time to time by the Committee in order to promote compliance with applicable laws, rules and regulations.

Unless the Option has terminated or been exercised in full, the Company shall affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

     6. ACCEPTANCE OF OPTION; FURTHER ASSURANCES. By executing this Agreement, the Holder accepts the Option, acknowledges receipt of a copy of the Plan, and agrees to comply with and be bound by all of the provisions of the Plan and this Agreement. The Holder agrees to from time to time execute such additional documents as the Company may reasonably require in order to effectuate the purposes of the Plan and this Agreement.

     7. ENTIRE AGREEMENT; AMENDMENTS; BINDING EFFECT. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. Except as permitted by the Plan, no amendment of the Option or this Agreement, or waiver of any provision of this Agreement or the Plan, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement or the Plan shall not be construed as a waiver of such rights as to any continued or subsequent breach. This Agreement shall be binding upon the Holder and his or her heirs, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Company"                               ACTIVE VOICE CORPORATION


                                          By
                                             ----------------------------------
                                             Robert L. Richmond, Chairman of
                                               the board and Chief Executive
                                               Officer


"Holder"                                     ----------------------------------
                                             [NAME OF HOLDER]

                              FORM OF EXERCISE OF OPTION



To:  ACTIVE VOICE CORPORATION
     Suite 500
     2901 Third Avenue
     Seattle, Washington  98121

     The undersigned holds Option Number NQO98-___ (the "Option"), represented by a Stock Option Agreement dated effective as of [DATE OF GRANT] (the "Agreement"), granted to the undersigned pursuant to the Active Voice Corporation 1998 Stock Option Plan (the "Plan"). The undersigned hereby exercises the Option and elects to purchase _______________ shares (the "Shares") of Common Stock of Active Voice Corporation (the "Company") pursuant to the Option. This notice is accompanied by full payment of the Purchase Price for the Shares in cash or by check or in another manner permitted by
Section 5(c) of the Agreement. The undersigned has also paid, or make arrangements satisfactory to the Committee for payment of, all taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.


     Date:
           --------------, -----.



                                        ---------------------------------------
                                        Name of Holder



                                      EXHIBIT A